EXHIBIT 21




                           FEDERAL SIGNAL CORPORATION
                         Subsidiaries of the Registrant


The following table sets forth information concerning significant subsidiaries of the Registrant.


                                                    Jurisdiction
                                                     in which
                   Name                              Organized

      Akusta IFE, Ltd.                              United Kingdom
      Aplicaciones Tecnologicas VAMA S.A.           Spain
      Bronto Skylift Oy Ab                          Finland
      Clapp Dico Corporation                        Ohio
      Dayton Progress Canada, Ltd.                  Ontario, Canada
      Dayton Progress Corporation                   Ohio
      Dayton Progress International Corporation     Ohio
      Dayton Progress (U.K.), Ltd.                  United Kingdom
      Dunbar-Nunn Corporation                       California
      Elgin Sweeper Company                         Delaware
      Emergency One, Inc.                           Delaware
      Federal APD, Inc.                             Michigan
      Federal Signal Credit Corporation             Delaware
      Federal Signal International (FSC), Ltd.      Jamaica, W.I.
      Five Star Manufacturing                       North Carolina
      Guzzler Manufacturing, Inc.                   Alabama
      Jamestown Punch and Tooling, Inc.             New York
      Jetstream of Houston, Inc.                    Texas
      Jetstream of Houston, LLP                     Texas
      Justrite Manufacturing Company, L.L.C.        Delaware
      Manchester Tool Company                       Delaware
      M.J. Industries, S.A.                         France
      Nippon Dayton Progress K.K.                   Japan
      NRL Corp.                                     Alberta, Canada
      Pauluhn Electric Manufacturing Company        New York
      Pauluhn Electric Manufacturing Company, LLP   Texas
      P.C.S. Company                                Michigan
      Ravo International (Van Raaij Holdings BV
       and its subsidiaries)                        Netherlands
      Saulsbury Fire Equipment Corp.                New York
      Schneider Stanznormalien GmbH                 Germany
      Superior Emergency Vehicles, Ltd.             Alberta, Canada
      Technical Tooling, Inc.                       Minnesota
      Vactor Manufacturing, Inc.                    Illinois
      Victor Industrial Equipment Ltd.              South Africa
      Victor Industries, Ltd.                       United Kingdom
      Victor Products USA Inc.                      Delaware